SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097


Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Hill International Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO
    THE SOLICITATION    BY THE BOARD OF DIRECTORS OF HILL
    INTERNATIONAL, INC. FOR THE 2016 ANNUAL MEETING OF
             STOCKHOLDERS ON AUGUST 11, 2016

    Bulldog Investors, LLC ("Bulldog"), the soliciting stockholder, is sending this proxy statement and the enclosed Green proxy card on or shortly after July 11, 2016 to common stockholders of Hill International, Inc. ("Hill") of record on June 17, 2016 (the "Record Date"). We are soliciting a proxy to vote your shares at Hill's Annual Meeting of Stockholders (the "Meeting"). Please refer to the Board's proxy soliciting material for additional information required by the SEC's proxy rules.

                       INTRODUCTION

     The Board of Directors intends to present the following matters for a vote at the Meeting: (1)the election of three Directors; (2) a proposal to amend the bylaws to implement a majority voting requirement for the election of directors in uncontested elections; and (3) an advisory proposal to establish the frequency of a stockholder vote on executive compensation. A stockholder that is an affiliate of ours intends to nominate three persons for election as directors and to submit the following proposals at the
Meeting: (4) to amend Hill's Bylaws to simplify the advance notice requirements for stockholders seeking to present a proposal or a nominee for director at a meeting of stockholders; and (5) to limit the number of directors to nine. We are soliciting a proxy to vote your shares FOR the election of our affiliate's nominees, FOR an annual vote on executive compensation, and FOR all of the other aforementioned proposals. We intend to deliver a proxy statement and form of proxy to all holders of Hill's voting shares.

			REASON FOR THE SOLICITATION

     We believe that Hill's stock price is significantly below its intrinsic value (the "Richter Discount"). Since April 2015, we have had several in person or telephonic communications with William Dengler and David Richter, Hill's general counsel and CEO respectively. We also requested to meet with Hill's independent directors. Despite the Board's claims that it has adopted a "stockholder engagement policy," we did not receive a response to our request. Our material written communications with Hill's directors and executives are publicly available on the SEC's website in our Schedule 13D filings. As a result of these communications and other things, we believe that the Richter Discount is largely attributable to (1) a mismatch between the compensation paid to the father-and-son senior management team of Irvin and David Richter and Hill's stock price performance, and (2) the Board's failure to put the interests of the public shareholders above those of the Richters. Our affiliate's nominations and proposals are intended to inject new blood into the Boardroom and to send a message to the Board that the status quo is unacceptable. If elected, we would expect our affiliate's nominees to explore options to enhance stockholder value including whether a new CEO should be selected.

                      HOW PROXIES WILL BE VOTED

     If you wish to vote FOR the election of our nominees and/or to vote on any of the above proposals, you may do so by completing and returning a Green proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our nominees, FOR an annual vote on executive compensation, and FOR all of the aformentioned proposals. In addition, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that we are currently unaware of but which may come before the Meeting, e.g., an adjournment. If we determine that management has taken or threatens to take any illegal action that will prevent your shares from being voted at the Meeting in accordance with your wishes, we may elect to litigate and/or not attend the Meeting, in which case a quorum may not be reached.

                       VOTING REQUIREMENTS

     A quorum will exist if the holders of a majority of the outstanding shares are represented at the Meeting. Directors shall be elected by a plurality of the votes cast. The proposal to establish the frequency of holding a stockholder votes on executive compensation is merely a poll and is not binding. The other proposals require approval by a majority of the votes cast. Therefore, any shares not voted on any of those proposals as a result of an abstention or a broker non-vote will be disregarded. We do not expect any broker non-votes because this is a contested election.

                       REVOCATION OF PROXIES

    You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to any party that presents it to the Inspector of Election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. Only your latest dated proxy will be counted.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting, a stockholder affiliated with us intends to nominate the persons named below for election as directors.

     On March 9, 2016, Full Value Partners, L.P. ("Full Value Partners"), Bulldog, Phillip Goldstein, Andrew Dakos, Steven Samuels, Crescendo Partners II, Crescendo Investments II, Crescendo Advisors II, Jamarant Capital, Jamarant Investors, Jamarant Advisors, Eric Rosenfeld, David Sgro, Charles Gillman, Paul Evans, and certain other parties entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) the parties agreed to solicit proxies or written consents for the election of the Nominees and approval of the business proposals at the 2016 Annual Meeting (the "Solicitation"), and (c) the
Crescendo Parties (as defined therein) agreed to bear the expenses of outside legal counsel incurred by the Group in connection with the Solicitation and the Bulldog Parties (as defined therein) agreed to bear all other expenses incurred by the group in connection with the Solicitation. Other than as stated above, there are no arrangements or understandings between us and any of the following nominees in connection with the nominations.

      Charles Gillman, age 45, IDWR Office, 9330 S. Lakewood Ave., Tulsa, OK 74137; Mr. Gillman has been the owner and Executive Managing Director of IDWR Multifamily Investment Office since 2013. He currently is the managing member of a number of private investment vehicles. From 2001-2013 he served as a Portfolio Manager for Nadel and Gussman, a holding company with a number of business interests. He currently serves on the Board of the following public companies: Digirad Corporation (member of the Corporate Governance Committee and Strategic Advisory Committee), Novation Companies (member of the Investment Committee) and Datawatch Corporation (member of the Compensation and Nomination and Governance Committees). Previously, he served on the Board of the following public companies: Aetrium, Inc., InfuSystem Holdings, Inc., PMFG Inc., On Track Innovations Ltd., MRV Communications Inc., Littlefield, Hooper Holmes, and Compumed Inc. We believe Mr. Gillman's experience as a director of other companies, as a portfolio manager, and in mergers and acquisitions and divestitures qualifies him to serve as a director.

      Paul Evans, age 48, 633 N. Ironwood Drive, Arlington Heights, IL 60004; From 2012-2015 Mr. Evans served as Vice President, Chief Financial Officer and Treasurer of MYR Group, and President of MYR Real Estate Company.
      From 2010-2011, Mr. Evans was Chief Executive Officer of Conex Energy Corporation, a privately-held company that developed renewable energy projects. From 2002-2009 he served as Treasurer and Corporate Officer of NorthWestern Energy, a multi-state utility that provides electricity and natural gas. Prior to NorthWestern Energy, Mr. Evans held corporate operational finance positions at Duke Energy North America, NRG Energy, and McLane Company, Inc. Mr. Evans is a Certified Public Accountant and holds a B.B.A. in Accounting from Stephen F. Austin State University and Masters of International Management from Thunderbird School of Global Management. We believe Mr. Evans' business experience qualifies him to serve as a director.

      David Sgro, age 39, 777 Third Avenue, 37th Floor, New York, NY 10017;
      Mr. Sgro is a Senior Managing Director of Crescendo Partners, L.P. and has held various positions at Crescendo Partners since May 2005. He is also a Managing Member and Head of Research for Jamarant Capital, a private investment fund. Mr. Sgro also serves as an officer and director of Harmony Merger Corp. (NASDAQ:HRMN), a Special Purpose Acquisition Company. Mr. Sgro has been a director, and is the chairman of the audit committee, of SAExploration Holdings, Inc. (NASDAQ:SAEX), a provider of seismic data services to the oil and gas industries, since June 2013 and Pangaea Logistics Solutions Ltd. (NASDAQ:PANL), a provider of seaborne dry bulk transportation services to industrial customers, since October 2014. He has also been a director, and chairman of the audit committee, of ComDev International, a TSX listed designer and manufacturer of space hardware subsystems, from April 2013 to February 2016, and a director of Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 to August 2011, and Primoris Services Corporation (NASDAQ:PRIM), a specialty construction company, from July 2008 to May 2011. Mr. Sgro also served as an officer and director of Quartet Merger Corp., from October 2013 until its merger with Pangaea Logistics
      Solutions Ltd. in October 2014 and as an officer and director of Trio Merger Corp., from March 2011 until its merger with SAExploration Holdings in June 2013. Prior to joining Crescendo Partners, Mr. Sgro held analyst positions with Management Planning, Inc. and MPI Securities, Inc. Mr. Sgro is a Chartered Financial Analyst (CFA) Charterholder and holds a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. We believe Mr. Sgro's experience as a director of public companies, his operational experience and financial expertise qualify him to serve as a director.

    If any nominee is deemed to be disqualified based on his service as a director of other companies, each such nominee has represented that if elected, he will promptly resign from his position with such any such companies in order to meet the qualification requirements of Section 3.1 of the bylaws. In addition, if any of the above nominees are unable to serve, we may vote your proxy for a substitute nominee.

    Unless instructed otherwise, your proxy will be voted FOR the above nominees.

        PROPOSAL 2: TO AMEND HILL'S BYLAWS TO IMPLEMENT A
MAJORITY VOTING REQUIREMENT FOR UNCONTESTED ELECTIONS OF DIRECTORS

    Please refer to Hill's proxy soliciting material for additional information concerning this proposal. This proposal is fatally flawed because it gives the persons that nominated a director who fails to obtain a majority of the votes cast by stockholders the power to keep that defeated nominee in office. However, it is better than the current plurality requirement for uncontested elections.

    Unless instructed otherwise, your proxy will be voted FOR this proposal.

        PROPOSAL 3: AN ADVISORY PROPOSAL TO ESTABLISH THE
FREQUENCY OF HOLDING A STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

    Please refer to Hill's proxy soliciting material for additional information concerning this proposal. We agree with the Board that stockholders should vote annually on executive compensation.

Unless instructed otherwise, your proxy will be voted FOR an annual vote on executive compensation.

 PROPOSAL 4: TO AMEND HILL'S BYLAWS TO SIMPLIFY THE ADVANCE
NOTICE REQUIREMENTS FOR STOCKHOLDERS SEEKING TO PRESENT A
   PROPOSAL OR A NOMINEE FOR DIRECTOR AT A MEETING OF
                    STOCKHOLDERS

	A provision of Hill's bylaws that was unilaterally adopted by the Board of Directors, requires stockholders that intend to submit nominations or proposals for a stockholder vote to provide extensive information to the Board of directors. We believe these requirements are inequitable and have no legitimate business purpose. Consequently, we believe Hill's bylaws should be amended in order to (1) eliminate unnecessary impediments to the stockholder franchise, (2) simplify the requirements for stockholders that intend to submit nominations or proposals for a stockholder vote, and (3) deter litigation. The proposal is as follows:

               Section 2.2 and Section 3.3 of the Bylaws are hereby rescinded, and Sections 3.4 through 3.14 shall accordingly be renumbered as Sections 3.3 through 3.13. An amended Section 2.2 as set forth below is hereby adopted.

                   2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the "Bylaws").

                   Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

                   To be properly brought before the annual meeting, the business (including nominations of persons for election to the Board of Directors of the Corporation) must be either
		   (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by any stockholder (a) who is a beneficial stockholder of the Corporation at the annual meeting, and
		   (b) provides notice containing the names and addresses of any nominees for election as directors and a brief description of any proposal(s) to be presented for a vote at the annual meeting in writing to the Secretary of the Corporation not less than the later of (i)sixty (60) days in advance of the anniversary of the previous year's annual meeting date (the "Anniversary Date") or (ii) ten
		   (10) days following the date of public disclosure of the date of such meeting reasonably calculated to inform stockholders.

      The Board falsely states that this proposal "would limit the information that...stockholders receive." It merely prevents the Board from attempting to disqualify a nomination or proposal if the proposing stockholder does not provide certain personal and confidential information to the Board (which is likely conflicted and incented to misuse it), not to stockholders.

      Unless instructed otherwise, your proxy will be voted FOR this proposal.

       PROPOSAL 5: A RECOMMENDATION TO LIMIT THE NUMBER OF
                        DIRECTORS TO NINE

      The directors are very well compensated for a company the size of Hill. Recently, the number of directors was increased from seven to nine. It is inconceivable how adding more directors would be beneficial. If the Board determines to add a director, one incumbent director should resign to keep the Board manageable. This proposal, if approved by stockholders, is not binding on the Board.

      Unless instructed otherwise, your proxy will be voted FOR this proposal.

                        THE SOLICITATION

	We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. We intend to deliver this proxy statement and form of proxy to every stockholder. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com.

	Persons affiliated with, or employed by us may assist us in the solicitation of proxies although we have not currently identified them. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed Green proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

        Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all stockholders will benefit from this solicitation and last year's solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement from Hill of expenses we incurred in 2015 and 2016. Stockholders will not be asked to vote on the reimbursement of these expenses. In 2015, our expenses totaled $67,414.85. This year, we have hired InvestorCom to assist us in the solicitation of proxies for a fee of up to $85,000 plus out-of-pocket expenses. To date, we have incurred approximately $30,000 in solicitation costs. InvestorCom expects that up to 25 of its employees will assist in the solicitation.

                      PARTICIPANTS

 	Other than as stated herein, no "participant" has any direct or indirect arrangement or understanding with any person with respect to any securities of Hill. No "participant" has any direct or indirect arrangement or understanding with any person with respect to future employment by Hill or any of its affiliates or as to any future transactions to which Hill or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog, the nominees designated above, all persons set forth in the joint Schedule 13D filed by Phillip Goldstein of Bulldog, and Eric Rosenfeld and his affiliates on EDGAR on March 10, 2016 and each client advised by Bulldog. The SEC's definition of a "participant" may be misleading because a reasonable stockholder might think a "participant" has a more active role in a proxy solicitation than may be the case. Except for biographical information and share ownership information provided by the nominees designated above and by Mr. Rosenfeld, Bulldog is solely responsible for the adequacy and accuracy of this solicitation.

       As of June 17, 2016, Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owned 3,935,131 shares on behalf of clients which were purchased at various times beginning on November 17, 2014.(There have been no sales.) As of June 17, 2016, Mr. Rosenfeld and his affiliates collectively beneficially owned 2,766,658 shares which were acquired at various times beginning on June 12, 2009. (There have been no sales within the last two years.) As of June 17, 2016, David Sgro and his affiliates collectively beneficially owned 92,764 shares, which were purchased from February 25, 2014 to May 23, 2016. (A total of 30,242 shares have been sold within the last two years.) Please refer to the Schedule 13D's filed on behalf of these persons on March 10, 2016, March 14, 2016, March 29, 2016, and March 30, 2016 for additional information regarding their share ownership.

July 11, 2016

                               PROXY CARD

PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF
 HILL INTERNATIONAL, INC. ("HILL") BY BULLDOG INVESTORS, LLC
    FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Hill and any adjourned or postponed Meeting, and to vote on all matters that come before either meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate [  ].)

1.   ELECTION OF THREE DIRECTORS

[ ] FOR CHARLES GILLMAN		 	[ ] WITHHOLD AUTHORITY

[ ] FOR PAUL EVANS			[ ] WITHHOLD AUTHORITY

[ ] FOR DAVID SGRO			[ ] WITHHOLD AUTHORITY

2. TO AMEND HILL'S BYLAWS TO IMPLEMENT A MAJORITY VOTING REQUIREMENT FOR UNCONTESTED ELECTIONS OF DIRECTORS

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

3. AN ADVISORY PROPOSAL TO ESTABLISH THE FREQUENCY OF HOLDING A STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

1 Year [   ]		2 YEARS [   ]	 	3 YEARS [   ]	ABSTAIN [   ]

4.	TO AMEND HILL'S BYLAWS TO SIMPLIFY THE ADVANCE NOTICE REQUIREMENTS
FOR STOCKHOLDERS SEEKING TO PRESENT A PROPOSAL OR A NOMINEE FOR DIRECTOR AT A MEETING OF STOCKHOLDERS

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

5.	AN ADVISORY PROPOSAL TO LIMIT THE NUMBER OF DIRECTORS TO NINE

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

     Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, FOR "1 YEAR" on Proposal 3 and FOR Proposals 2, 4 and 5. The undersigned hereby revokes any proxy previously executed.



Signature(s)__________________________  	Dated: _______________